EXHIBIT 10.21
TERMINATION AGREEMENT
     This TERMINATION AGREEMENT, dated as of October ___, 2006 is between The Sterling Group, L.P. (“Sterling”), Genstar Capital, L.P. (“Genstar”), Perry Strategic Capital, Inc. (“Perry”) and SF Holding Corp. (formerly Stephens Group, Inc.) (“Stephens”) (Sterling, Genstar, Perry and Stephens each being individually referred to herein as a “Sponsor” and collectively referred to herein as the “Sponsors”) on the one hand and NACG Holdings Inc. (“Parent”), NACG Preferred Corp., North American Energy Partners Inc. and each of their direct and indirect wholly-owned subsidiaries (collectively, the “Companies” and each individually, a “Company”) on the other hand.
     WHEREAS, the Companies and the Sponsors are parties to a letter agreement dated November 21, 2003 (the “Advisory Services Agreement”); and
     WHEREAS, the parties wish to terminate the Advisory Services Agreement, effective as of the closing of the initial public offering (the “IPO”) of common shares of Parent pursuant to the Registration Statement filed with the Securities and Exchange Commission on July 21, 2006, as amended (the “Effective Time”), on the terms and conditions hereinafter provided.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows. Capitalized terms used herein without definition shall have the meaning given to them in the Advisory Services Agreement.
1.	The Advisory Services Agreement is hereby terminated, effective as of the Effective Time, without penalty or further liability of any party to the other except (a) for the provisions of Section 4 of the Advisory Services Agreement, which shall continue in full force and effect and (b) for the payment of (i) any accrued but unpaid Annual Management Fees payable pursuant to Section 2 of the Advisory Services Agreement and (ii) any fees payable pursuant to Section 3 of the Advisory Services Agreement in connection with the IPO not paid as of the date hereof and (iii) the reimbursement of any expenses pursuant to Sections 2 and 3 of the Advisory Services Agreement not reimbursed as of the date hereof.

2.	Parent has agreed to pay the Sponsors, as a group, C$2,000,000 in consideration for the Sponsors’ agreement to terminate the Advisory Services Agreement in connection with the IPO (the “Termination Fee”), to be shared among the Sponsors as indicated on Exhibit A hereto. Payment of the Termination Fee shall be made at the closing of the IPO; provided, however, that payment of the aggregate amount payable to Sterling under this Agreement and the Advisory Services Agreement in excess of C$750,000 shall be deferred until January 31, 2007.

3.	Subject to the rights conveyed under Section 4 of the Advisory Services Agreement, the Companies and the Sponsors, each for itself, its partners,

directors, officers, employees, agents, and affiliates, hereby waive any claims against and release the others from any and all liability arising out of or relating to the Advisory Services Agreement or the actual or alleged performance or nonperformance of consulting services thereunder.

4.	Any statements, requests, notices or other communications under this Termination Agreement shall be in writing and shall be delivered or sent by courier service, mail or facsimile transmission addressed to the respective party at the following address (or at such other address as any party may specify by notice hereunder):

If to the Company at:

North American Energy Partners Inc.
Zone 3, Acheson Industrial Area
2-53016 Highway 60
Acheson, Alberta T7X 5A7
Attention: Vincent J. Gallant

If to the Sponsors at:

The Sterling Group, L.P.
8 Greenway Plaza, Suite 702
Houston, Texas 77046
Attention: John D. Hawkins
Notice given by courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

5.	This Termination Agreement constitutes a complete statement of all of the arrangements between the parties as of the date hereof with respect to the transactions contemplated by it, supersedes all prior agreements and understandings between the parties, and cannot be changed or terminated except by an instrument in writing signed by all parties. The rights and obligations of the parties under this Termination Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed therein. Any action or proceeding arising out of this Termination Agreement may be brought in the state or federal courts of or in the State of Texas, to the jurisdiction of which the parties hereby consent. This Termination Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

     IN WITNESS WHEREOF, the Companies and the Sponsors have executed this agreement as of the date first written above.

Sponsors:		Companies:

THE STERLING GROUP, L.P.		NACG HOLDINGS INC.

By:		By:

Name:	John D. Hawkins	Name:

Title:	Principal	Title:

GENSTAR CAPITAL, L.P. By: Genstar Management LLC.		NACG PREFERRED CORP.

By:		By:

Name:		Name:

Title:	Member	Title:

PERRY STRATEGIC CAPITAL, INC.		NORTH AMERICAN ENERGY PARTNERS INC.

By:		By:

Name:		Name:

Title:		Title:

SF HOLDING CORP.

By:

Name:

Title:

EXHIBIT A
Termination Fee
The Sponsors shall share the Termination Fee as follows:

Name	Percentage	Amount
The Sterling Group, L.P.	34.120%	C$682,400
Genstar Capital, L.P.	24.705%	494,100
Perry Strategic Capital, Inc.	24.705%	494,100
SF Holding Corp.	16.470%	329,400

	100.000%	C$2,000,000